HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


                 HENRY SCHEIN REPORTS THIRD QUARTER RESULTS
           EPS from continuing operations increases 14% to $0.75
                     Company introduces 2009 guidance





MELVILLE, N.Y. (November 5, 2008) - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended September 27, 2008.
         Net sales for the third quarter of 2008 were $1.7 billion, an increase of 9.6% compared with the third quarter of 2007. This increase includes 8.0% local currency growth (2.2% internally generated and 5.8% from acquisitions) and 1.6% related to foreign currency exchange (see Exhibit A for details of sales growth). The Company previously announced an initiative of reducing sales of certain lower-margin pharmaceutical products. Excluding sales of those products, internal net sales growth in local currencies was 4.5%.
         Income from continuing operations for the third quarter of 2008 was $68.4 million, or $0.75 per diluted share. These results include a pretax charge of $4.5 million (or $0.03 per diluted share, after-tax) related to the Lehman Brothers bankruptcy, primarily due to foreign exchange hedging contracts. Excluding the impact of this charge, income from continuing operations for the quarter was $71.5 million, or $0.78 per diluted share, an increase of 17.8% and 18.2%, respectively, compared with the third quarter of 2007. There was no impact from discontinued operations on 2008 results.
         "Our worldwide sales growth of almost 10% reflects the benefit of our diversified operations," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Earnings growth this quarter was highlighted by operating margin expansion in line with our long-term financial objectives."
         Dental Group sales of $645 million increased 4.5%, including 4.4% growth in local currencies (all internally generated) and 0.1% growth related to foreign currency exchange. Of the 4.4% internal growth in local currencies, Dental consumable merchandise sales increased 4.8%, and Dental equipment sales and service revenues were up 3.4%.
         "As evidenced by our consumable merchandise sales growth this quarter, dentists continue to have busy practices," commented Mr. Bergman. "We do believe, however, that the current economic environment had an impact on our sales of dental equipment."
         Medical Group sales of $427 million declined 4.1%. Excluding sales of certain lower-margin pharmaceutical products, noted above, internal Medical Group sales growth was approximately 3.4%, or approximately 2% excluding sales of influenza vaccine.

         "During the third quarter we sold 10.5 million doses of influenza vaccine," said Mr. Bergman. "We were pleased that our manufacturing partners received early FDA approval this year, which we were able to leverage to better serve the needs of our customers."
         For the quarter, International Group sales of $538 million increased 30.7%, including 24.7% growth in local currencies (5.2% internally generated and 19.5% from acquisitions) and 6.0% related to foreign currency exchange.
         "International Group results reflect solid internal sales growth in all of our major markets, as well as the impact of certain successful strategic acquisitions," added Mr. Bergman.
         Technology and Value-Added Services Group sales of $41 million increased 28.8% during the quarter (11.3% internally generated and 17.5% acquisition growth).
         "Results for this group reflect continued strong growth in financial services, as equipment and practice financing transactions increased by over 30%. Sales growth also reflects last year's acquisition of Software of Excellence, a leading supplier of innovative clinical and practice management solutions to dentists," stated Mr. Bergman.

Year-to-Date Results
         For the first nine months of 2008, net sales of $4.8 billion represent an increase of 14.7% compared with the first nine months of 2007. This increase includes 11.2% local currency growth (3.0% internally generated and 8.2% from acquisitions) and 3.5% related to foreign currency exchange. Excluding sales of certain lower-margin pharmaceutical products, noted above, year-to-date internal net sales growth in local currencies was 5.5%.
         Income from continuing operations for the first nine months of 2008 was $186.2 million, or $2.03 per diluted share. Excluding the charge in the third quarter of 2008 related to the Lehman Brothers bankruptcy, income from continuing operations for the first nine months of 2008 was $189.3 million, or $2.06 per diluted share, reflecting growth of 19.4% and 17.7%, respectively, compared with the prior year.

Expense Reduction Initiative
         To reduce costs in light of the current economic environment, Henry Schein will be eliminating approximately 300 positions from its operations around the world, or approximately 2.5% of its workforce, and closing several smaller facilities. The Company expects one-time pretax costs associated with this initiative to be $22 million to $25 million, which we expect to record in the fourth quarter of 2008. Annual pretax cost savings from this initiative are expected to be approximately $24 million to $27 million.
         "Given the recent changes in the economic climate, we expect that the markets Henry Schein serves will continue to grow, but at somewhat slower rates during these challenging economic times. While we remain confident in our ability to achieve our financial goals, we are taking these actions in




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light of our view that sales growth for 2009 may moderate somewhat from what we have experienced over the past several years," commented Mr. Bergman. "This is a difficult decision, but by taking these steps to reduce costs, Henry Schein will remain well positioned to help our customers operate more successful practices and deliver high quality care to patients."

Stock Repurchase Plan
         Henry Schein repurchased 451,300 shares of common stock during the third quarter of 2008 for a total purchase price of approximately $23 million. The impact of the share repurchases during the third quarter was immaterial to diluted EPS. An additional 568,410 shares have been repurchased during the fourth quarter of 2008 for a total purchase price of approximately $28 million. Approximately $58 million remains authorized for future common stock repurchases.

2008 EPS Guidance
         Henry Schein updates 2008 financial guidance, as follows:

     o 2008 diluted EPS is expected to be $2.94 to $2.96, representing growth of 14% to 15% compared with 2007. This 2008 guidance excludes the charge related to the Lehman Brothers bankruptcy, as well as costs associated with the expense reduction initiative. This compares with previous guidance for 2008 diluted EPS to be $2.93 to $3.00.
     o This 2008 diluted EPS guidance includes Henry Schein's expectation that it will distribute approximately 4.5 million doses of influenza vaccine during the fourth quarter.
     o 2008 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

2009 EPS Guidance
         Henry Schein introduces 2009 financial guidance, as follows:

     o 2009 diluted EPS is expected to be $3.27 to $3.36, representing growth of 11% to 14% compared with the midpoint of 2008 guidance, excluding the charge related to the Lehman Brothers bankruptcy, as well as costs associated with the expense reduction initiative.
     o This diluted EPS guidance includes Henry Schein's expectation that it will distribute 12 million to 13 million doses of influenza vaccine during 2009.
     o 2009 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.



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Third Quarter Conference Call Webcast
         The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company and a member of the NASDAQ 100(R) Index, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 550,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.
         The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have an installed user base of more than 52,000 practices, including DENTRIX(R), Easy Dental(R), Oasis(R) and EXACT(R) for dental practices, MicroMD(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs over 12,000 people and has operations or affiliates in 20 countries. The Company's net sales reached a record $5.9 billion in 2007. For more information, visit the Henry Schein Web site at www.henryschein.com.

     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.





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

     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.



                               (TABLES TO FOLLOW)

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                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                     (unaudited)


                                                                     Three Months Ended                Nine Months Ended
                                                                -----------------------------   -----------------------------
                                                                September 27,   September 29,   September 27,   September 29,
                                                                     2008            2007            2008            2007
                                                                -------------   -------------   -------------   -------------

Net sales ....................................................  $   1,650,771   $   1,505,575   $   4,821,367   $   4,202,720
Cost of sales ................................................      1,172,190       1,076,245       3,403,138       2,968,567
                                                                -------------   -------------   -------------   -------------
       Gross profit ..........................................        478,581         429,330       1,418,229       1,234,153

Operating expenses:
    Selling, general and administrative ......................        363,303         332,630       1,104,367         972,880
                                                                -------------   -------------   -------------   -------------
       Operating income ......................................        115,278          96,700         313,862         261,273
Other income (expense):
    Interest income ..........................................          4,260           4,378          12,217          12,766
    Interest expense .........................................         (7,933)         (6,216)        (23,040)        (18,381)
    Other, net (1) ...........................................         (4,791)          3,917          (5,465)          4,342
                                                                -------------   -------------   -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings (losses) of affiliates ......................        106,814          98,779         297,574         260,000
Income taxes .................................................        (34,713)        (33,682)        (99,703)        (89,788)
Minority interest in net income of subsidiaries ..............         (5,278)         (4,247)        (15,659)        (11,004)
Equity in earnings (losses) of affiliates ....................          1,602            (182)          4,020            (687)
                                                                -------------   -------------   -------------   -------------
Income from continuing operations ............................         68,425          60,668         186,232         158,521

Discontinued operations:
    Loss from operations of discontinued
      components (including write-down of long-
      lived assets of $32.7 million and a loss on
      sale of discontinued operation of $1.5
      million) ...............................................            --           (1,742)            --          (34,302)
    Income tax benefit .......................................            --              647             --           12,685
                                                                -------------   -------------   -------------   -------------
    Loss from discontinued operations ........................            --           (1,095)            --          (21,617)
                                                                -------------   -------------   -------------   -------------
Net income ...................................................  $      68,425   $      59,573   $     186,232   $     136,904
                                                                =============   =============   =============   =============

Earnings from continuing operations per share:
    Basic ....................................................  $        0.77   $        0.68   $        2.09   $        1.79
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.75   $        0.66   $        2.03   $        1.75
                                                                =============   =============   =============   =============

Loss from discontinued operations per share:
    Basic ....................................................  $        0.00   $       (0.01)  $        0.00   $       (0.24)
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.00   $       (0.01)  $        0.00   $       (0.24)
                                                                =============   =============   =============   =============

Earnings per share:
    Basic ....................................................  $        0.77   $        0.67   $        2.09   $        1.55
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.75   $        0.65   $        2.03   $        1.51
                                                                =============   =============   =============   =============


Weighted-average common shares outstanding:
    Basic ....................................................         88,930          88,790          89,216          88,383
                                                                =============   =============   =============   =============
    Diluted ..................................................         91,376          91,399          91,908          90,779
                                                                =============   =============   =============   =============

(1) Other, net, for the three and nine months ended September 27, 2008, includes a $4.5 million charge related to the bankruptcy of Lehman Brothers.

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                       September 27,      December 29,
                                                                                           2008               2007
                                                                                       -------------     -------------
                                                                                        (unaudited)

ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     288,364     $     247,590
    Available-for-sale securities...............................................                 --                997
    Accounts receivable, net of reserves of $40,750 and $41,315 ................             767,304           708,307
    Inventories, net ...........................................................             731,514           666,786
    Deferred income taxes ......................................................              32,340            32,827
    Prepaid expenses and other .................................................             194,740           192,292
                                                                                       -------------     -------------
            Total current assets ...............................................           2,014,262         1,848,799
Property and equipment, net ....................................................             247,345           247,671
Goodwill .......................................................................             917,258           917,194
Other intangibles, net .........................................................             174,772           192,420
Investments and other ..........................................................             152,937           107,900
                                                                                       -------------     -------------
            Total assets .......................................................       $   3,506,574     $   3,313,984
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     511,655     $     474,009
    Bank credit lines ..........................................................               6,226             8,977
    Current maturities of long-term debt .......................................             153,802            24,319
    Accrued expenses:
       Payroll and related .....................................................             132,000           136,291
       Taxes ...................................................................              81,577            73,278
       Other ...................................................................             215,438           223,765
                                                                                       -------------     -------------
            Total current liabilities ..........................................           1,100,698           940,639
Long-term debt .................................................................             268,990           423,274
Deferred income taxes ...........................................................             86,351            80,260
Other liabilities ..............................................................              52,303            53,906

Minority interest ..............................................................              50,710            35,923
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       89,909,757 outstanding on September 27, 2008 and
       89,603,660 outstanding on December 29, 2007 .............................                 899               896
   Additional paid-in capital ..................................................             712,670           673,763
   Retained earnings ...........................................................           1,156,950         1,005,055
   Accumulated other comprehensive income ......................................              77,003           100,268
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           1,947,522         1,779,982
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   3,506,574     $   3,313,984
                                                                                       =============     =============



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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                   (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                       September 27,   September 29,
                                                                                           2008            2007
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $      68,425   $      59,573
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 --              929
           Depreciation and amortization .......................................              19,475          17,794
           Stock-based compensation expense ....................................               6,844           5,995
           Impairment from write-down of long-lived assets of
                 discontinued operations .......................................                 --              --
           Provision for losses on trade and other accounts receivable .........               1,107             830
           Provision for (benefit from) deferred income taxes ..................               1,600           1,958
           Stock issued to 401(k) plan .........................................               4,662           4,104
           Undistributed (earnings) losses of affiliates .......................              (1,602)            182
           Minority interest in net income of subsidiaries .....................               5,278           4,247
           Other ...............................................................                (815)         (2,300)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (59,999)        (65,765)
                 Inventories ...................................................             (63,118)        (47,387)
                 Other current assets ..........................................             (14,449)        (14,310)
                 Accounts payable and accrued expenses .........................              82,539         103,334
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................              49,947          69,184
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (14,653)        (11,687)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................              (2,349)        (82,475)
     Cash received from business divestitures ..................................                 --            5,061
     Purchases of available-for-sale securities ................................                 --          (27,065)
     Proceeds from sales of available-for-sale securities ......................                 725          87,315
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................              14,142          (5,367)
     Other .....................................................................                (864)         (6,428)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................              (2,999)        (40,646)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 --              --
     Proceeds from (repayments of) bank borrowings .............................                 722          (4,273)
     Principal payments for long-term debt .....................................             (24,190)        (24,604)
     Proceeds from issuance of stock upon exercise of stock options ............              12,346           9,099
     Payments for repurchases of common stock ..................................             (23,298)            --
     Excess tax benefits related to stock-based compensation ...................               5,962           3,575
     Other .....................................................................                (455)           (422)
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (28,913)        (16,625)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              18,035          11,913
Effect of exchange rate changes on cash and cash equivalents ...................              (1,103)          4,574
Cash and cash equivalents, beginning of period .................................             271,432         190,971
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     288,364   $     207,458
                                                                                       =============   =============


                                                                                              Nine Months Ended
                                                                                       -----------------------------
                                                                                       September 27,   September 29,
                                                                                           2008            2007
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $     186,232   $     136,904
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 --              929
           Depreciation and amortization .......................................              59,183          53,021
           Stock-based compensation expense ....................................              23,060          16,720
           Impairment from write-down of long-lived assets of
                 discontinued operations .......................................                 --           32,667
           Provision for losses on trade and other accounts receivable .........               3,711           1,062
           Provision for (benefit from) deferred income taxes ..................              (1,291)        (16,730)
           Stock issued to 401(k) plan .........................................               4,662           4,104
           Undistributed (earnings) losses of affiliates .......................              (4,020)            687
           Minority interest in net income of subsidiaries .....................              15,659          11,004
           Other ...............................................................              (2,132)         (2,870)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (66,751)        (82,521)
                 Inventories ...................................................             (68,182)        (31,941)
                 Other current assets ..........................................              (3,494)         (9,841)
                 Accounts payable and accrued expenses .........................              41,927          36,730
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             188,564         149,925
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (38,119)        (33,023)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (25,930)       (124,298)
     Cash received from business divestitures ..................................                 --            5,061
     Purchases of available-for-sale securities ................................             (35,925)       (115,066)
     Proceeds from sales of available-for-sale securities ......................               1,572         135,315
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................               9,090         (16,980)
     Other .....................................................................               3,707         (11,037)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (85,605)       (160,028)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 --              483
     Proceeds from (repayments of) bank borrowings .............................              (5,786)         (4,554)
     Principal payments for long-term debt .....................................             (30,139)        (42,529)
     Proceeds from issuance of stock upon exercise of stock options ............              25,041          32,719
     Payments for repurchases of common stock ..................................             (54,945)        (30,689)
     Excess tax benefits related to stock-based compensation ...................              10,635          11,597
     Other .....................................................................              (1,856)         (1,879)
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (57,050)        (34,852)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              45,909         (44,955)
Effect of exchange rate changes on cash and cash equivalents ...................              (5,135)          3,766
Cash and cash equivalents, beginning of period .................................             247,590         248,647
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     288,364   $     207,458
                                                                                       =============   =============




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

Exhibit A


                                                 Henry Schein, Inc.
                                                 2008 Third Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q3 2008 over Q3 2007
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                2.2%           4.4%           -4.2%          5.2%           11.3%

Acquisitions                                         5.8%           0.0%            0.1%         19.5%           17.5%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                     8.0%           4.4%           -4.1%         24.7%           28.8%

Foreign Currency Exchange                            1.6%           0.1%            0.0%          6.0%            0.0%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                              9.6%           4.5%           -4.1%         30.7%           28.8%
                                               ============    ===========    ============  =============   ============


                                               Q3 YTD 2008 over Q3 YTD 2007
                                               ----------------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                3.0%           5.7%           -5.7%          7.2%            7.8%

Acquisitions                                         8.2%           1.0%            0.4%         25.2%           23.1%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    11.2%           6.7%           -5.3%         32.4%           30.9%

Foreign Currency Exchange                            3.5%           0.9%            0.0%         11.4%            0.4%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             14.7%           7.6%           -5.3%         43.8%           31.3%
                                               ============    ===========    ============  =============   ============



CONTACTS: Steven Paladino
          Executive Vice President and Chief Financial Officer steven.paladino@henryschein.com
          (631) 843-5500

          Investors: Neal Goldner
          Vice President, Investor Relations
          neal.goldner@henryschein.com
          (631) 845-2820

          Media: Susan Vassallo
          Vice President, Corporate Communications susan.vassallo@henryschein.com
          (631) 843-5562

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